Exhibit 5.1
                                                                     -----------

                                                  July 1, 2002

Insightful Corporation
1700 Westlake Avenue North, Suite 500
Seattle, WA 98109-3044

     RE: Registration Statement on Form S-8 for the 2001 Stock Option and Incentive Plan and 2001 Non-Employee Director Stock Option Plan

Dear Sir or Madam:

     We have acted as counsel to Insightful Corporation (the "Company) in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), that the Company is filing with the Securities and Exchange Commission with respect to (i) 500,000 additional shares of common stock, $.01 par value per share (the "Incentive Plan Shares"), issuable under the Insightful Corporation 2001 Stock Option and Incentive Plan, as amended and restated April 17, 2002 (the "Incentive Plan"), and (ii) 800,000 additional shares of common stock, $.01 par value per share (together with the Incentive Plan Shares, the "Shares"), issuable under the Insightful Corporation 2001 Non-Employee Director Stock Option Plan, as amended and restated April 17, 2002 (together with the Incentive Plan, the "Plans").

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based on and subject to the foregoing, we are of the opinion that any Shares that may be issued under the Plans have been duly authorized and that, upon (i) the exercise of options granted under the Plans, (ii) the issuance and sales of the Shares upon such exercise in accordance with the terms of the Plans and (iii) the receipt of consideration for such Shares in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto. In giving such consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.


                                          Very truly yours,

                                          /S/  ORRICK HERRINGTON & SUTCLIFFE LLP


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